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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES


                                                     Jurisdiction of
Name of Subsidiary                                    Incorporation
- ------------------                                    -------------

RH Holding Company, Inc.                               California

LegalTeam, Inc.                                        California

Robert Half of Texas G.P. Ltd.                         Delaware

XYZ-II, Inc.                                           Delaware

OCSI Acquisition Sub, Inc.                             Delaware

Robert Half Incorporated                               Florida

R-H International Advertising Fund, Inc.               Florida

OfficeTeam Inc.                                        Louisana

Robert Half of Nevada, Inc.                            Nevada

R-H Franchises Western Hemisphere, Inc.                New York

Robert Half of Philadelphia, Inc.                      Pennsylvania

RHT, L.P. (a limited partnership)                      Texas

Fontaine Archer Van de Voorde S.A./N.V.                Belgium

S.A. Robert Half N.V.                                  Belgium

Accountemps S.A./N.V.                                  Belgium

Robert Half Canada Inc.                                Canada

Norman Parsons S.A. (85% owned)                        France

Accountemps S.A.R.L.                                   France

Robert Half S.A.                                       France

Robert Half Limited                                    United Kingdom

Robert Half Personnel (Midlands) Limited               United Kingdom

Envaward Limited                                       United Kingdom

Hatlon Limited                                         United Kingdom

Smiths Recruitment Limited                             United Kingdom